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
                                                                                                           EXHIBIT (12)

                                    DAYTON HUDSON CORPORATION AND SUBSIDIARIES
                              COMPUTATIONS OF RATIOS OF EARNINGS TO FIXED CHARGES AND
                     RATIOS OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS FOR THE
                                  THREE MONTHS ENDED MAY 3, 1997 AND MAY 4, 1996
                                  AND FOR THE FIVE YEARS ENDED FEBRUARY 1, 1997

                                               (MILLIONS OF DOLLARS)

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                                                   Three Months Ended                 Fiscal Year Ended
                                                   ------------------   -----------------------------------------------

                                                     MAY 3,    May 4,   FEB. 1,    Feb 3,  Jan. 28,  Jan. 29,  Jan. 30,
                                                       1997      1996      1997      1996      1995      1994      1993
                                                    -------    ------   -------    ------    ------    ------    ------
RATIO OF EARNINGS TO FIXED CHARGES:

Earnings:
 Consolidated net earnings before extraordinary
  charge........................................     $  126    $   42    $  474    $  311    $  434    $  375    $  383
Income taxes....................................         82        28       309       190       280       232       228
                                                     ------    ------    ------    ------    ------    ------    ------
  Total earnings before extraordinary charge....        208        70       783       501       714       607       611
                                                     ------    ------    ------    ------    ------    ------    ------


Fixed charges:
 Interest expense...............................        112       115       464       461       439       459       454
 Interest portion of rental expense.............         14        15        59        59        56        45        43
                                                     ------    ------    ------    ------    ------    ------    ------
   Total fixed charges..........................        126       130       523       520       495       504       497
                                                     ------    ------    ------    ------    ------    ------    ------


Less:
 Capitalized interest...........................         (4)       (5)      (16)      (14)       (7)       (5)       (6)
                                                     ------    ------    ------    ------    ------    ------    ------
   Fixed charges in earnings....................        122       125       507       506       488       499       491
                                                     ------    ------    ------    ------    ------    ------    ------
Earnings available for fixed charges............     $  330    $  195    $1,290    $1,007    $1,202    $1,106    $1,102
                                                     ------    ------    ------    ------    ------    ------    ------
                                                     ------    ------    ------    ------    ------    ------    ------
Ratio of earnings before extraordinary charge
  to fixed charges..............................       2.62      1.49      2.46      1.94      2.43      2.19      2.22
                                                     ------    ------    ------    ------    ------    ------    ------
                                                     ------    ------    ------    ------    ------    ------    ------


RATIO OF EARNINGS TO FIXED CHARGES
 AND PREFERRED STOCK DIVIDENDS:

Total fixed charges, as above...................     $  126    $  130    $  523    $  520    $  495    $  504    $  497
Dividends on preferred stock
(pre-tax basis).................................          9         8        37        37        39        39        39
                                                     ------    ------    ------    ------    ------    ------    ------
  Total fixed charges and preferred
   stock dividends..............................        135       138       560       557       534       543       536
                                                     ------    ------    ------    ------    ------    ------    ------
Earnings available for fixed charges
 and preferred stock dividends..................     $  330    $  195    $1,290    $1,007    $1,202    $1,106    $1,102
                                                     ------    ------    ------    ------    ------    ------    ------
                                                     ------    ------    ------    ------    ------    ------    ------

Ratio of earnings before extraordinary charge to
  fixed charges and  preferred stock dividends..       2.45      1.41      2.30      1.81      2.25      2.04      2.06
                                                     ------    ------    ------    ------    ------    ------    ------
                                                     ------    ------    ------    ------    ------    ------    ------
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